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                                                                   Exhibit 23.1

                           [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.


                                       ARTHUR ANDERSEN LLP


San Diego, California
September 24, 1998